Continued Deposit and Loan Growth Leads to Strong Net Interest Margin
Declares Quarterly Dividend of $0.08
Diluted EPS of $0.52, ROAA of 1.34%, and ROAE of 12.30% for 2Q 2023
Rockville, Maryland, July 27, 2023 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $7.3 million, or $0.52 per diluted share, for the second quarter 2023, compared to net income of $9.7 million, or $0.68 per diluted share, for the first quarter 2023 and $11.5 million, or $0.80 per diluted share, for the second quarter 2022. Total average deposits increased $110.4 million, or 25.0% annualized, the average loan portfolio grew $50.3 million and the net interest margin of 6.63% for the second quarter 2023 remained stable when compared to 6.65% for the first quarter 2023. Adjusted net interest margin (excluding credit card and SBA-PPP loans) of 4.06% for the second quarter 2023 grew on the back of steady loan and deposit growth, excluding brokered time deposits, when compared to adjusted net interest margin of 3.81% for the first quarter 2023.

The Company also declared a cash dividend on its common stock of $0.08 per share. The dividend is payable on August 23, 2023 to shareholders of record on August 7, 2023. The dividend declared of $0.08 is $0.02, or 33.3% higher than the prior quarter dividend.

"We saw a significant number of positive signs in our performance this quarter and are making investments in our future,” said Ed Barry, Chief Executive Officer of the Company and the Bank. “Core deposit growth remains a priority and we continue to see traction on building our franchise and in particular our noninterest-bearing deposits. Net interest margin was stable with adjusted net interest margin increasing as we continued to price loans based on the marginal cost of deposits to generate attractive spreads. OpenSky® open customer accounts increased, with growth in corresponding loan and deposit balances, as initiatives began to deliver. Credit remained stable and we maintain a well positioned balance sheet with a strong capital base in the current environment."

“Despite some of the year-over-year declines, the Board is pleased with Capital Bank’s performance during the quarter.” said Steven J. Schwartz, Chairman of the Company. “Our continued solid increases in tangible book value, average non-interest-bearing deposits, loans, and cardholders are a direct result of the Bank’s smart growth strategy. We are also pleased with the results of our continuing focus on maintaining outstanding capital and liquidity metrics, as reflected in our quarter-end numbers. Declines in EPS and ROE resulted primarily from a decision to invest more heavily in our credit card franchise, loan and deposit growth personnel and branding, as well as the industry-wide migration of our deposit book to more expensive products. We are gratified nonetheless that our net interest margin remains largely unaffected, and we believe the Bank continues to be well positioned for any macroeconomic challenges that may lie ahead.”

Second Quarter 2023 Highlights
Capital Bancorp, Inc.
Earnings Summary - Net income of $7.3 million, or $0.52 per diluted share, decreased $2.4 million compared to $9.7 million, or $0.68 per diluted share, for the first quarter 2023.
•Net interest income of $35.3 million increased $0.9 million compared to $34.5 million for the first quarter 2023. Interest income of $45.1 million increased $1.7 million compared to $43.4 million for the first quarter 2023 driven by loan growth, as average portfolio loans increased $50.3 million compared to the first quarter 2023 in tandem with slightly higher rates in the second quarter 2023. Interest expense of $9.7 million increased $0.8 million compared to $8.9 million for the first quarter 2023 driven by an increase in the cost of funds. Interest expense from interest-bearing deposits increased $1.7 million, as average interest-bearing deposits increased $88.0 million while interest expense from borrowed funds decreased $0.8 million, as average borrowed funds decreased $75.2 million from the first quarter 2023.
•The provision for credit losses was $2.9 million, an increase of $1.2 million from the first quarter 2023 driven by moderate changes to the economic forecast and loan growth.
•Noninterest income of $6.7 million increased $0.7 million compared to $6.0 million for the first quarter of 2023. Credit card fees increased $0.5 million as the number of open customer accounts increased quarter over quarter, which resulted in higher interchange and other income.
•Noninterest expense of $29.6 million increased $3.4 million compared to $26.2 million for the first quarter 2023. Within this category, significant variances included the following:
◦Advertising expense of $2.6 million increased $2.1 million due to marketing efforts related to OpenSky® customer acquisition.
◦Other operating expenses of $3.4 million increased $0.8 million including $0.2 million related to outside service provider expense, $0.2 million related to FDIC assessment expense, with the remainder among other categories.
◦Occupancy and equipment expense of $1.5 million increased $0.3 million related to software licensing expenses.
◦Loan processing expense of $0.7 million increased $0.3 million in line with the growth in the loan portfolio.
◦Professional fees of $2.6 million increased $0.2 million, attributable primarily to increases in third party consulting and legal fees.
◦Salaries and employee benefits of $12.1 million decreased $0.4 million reflecting a seasonal increase in payroll taxes and benefit expense in the first quarter 2023.
Balance Sheet – Total assets of $2.2 billion at June 30, 2023 decreased $17.4 million, or 0.8%, from March 31, 2023.
•Cash and cash equivalents decreased $21.0 million.
•Net portfolio loans of $1.8 billion increased $50.9 million, representing 11.4% annualized growth.
•Total deposits of $1.9 billion at June 30, 2023 decreased $10.0 million, or 0.5%, from March 31, 2023, while total average deposits increased $110.4 million, or 25.0% annualized, quarter over quarter. Federal Home Loan Bank advances decreased $10.0 million, or 31.3%, from March 31, 2023.

•The investment securities portfolio continues to be classified as available for sale and had a fair market value of $208.5 million, or 9.4% of total assets, at June 30, 2023. The amortized cost of the investment securities portfolio was $229.9 million, with an effective duration of 3.48 years. U.S. Treasury securities represent 74.6% of the overall investment portfolio. Investment securities available for sale decreased $47.3 million, primarily due to $44.0 million of maturing U.S. Treasuries in the second quarter 2023. The accumulated other comprehensive loss ("AOCI Loss") on the investment securities portfolio increased $2.1 million during the quarter to $16.1 million as of June 30, 2023, which represents 6.8% of total stockholders' equity. The Company does not have a held to maturity ("HTM") investment securities portfolio.
Performance and Efficiency Ratios – Annualized return on average assets ("ROAA") and annualized return on average equity ("ROAE") were 1.34% and 12.30%, respectively, for the three months ended June 30, 2023, compared to 1.84% and 16.98%, respectively, for the three months ended March 31, 2023.
•The efficiency ratio was 70.4% for the three months ended June 30, 2023, compared to 64.7% for the three months ended March 31, 2023. The change was primarily attributable to an increase in noninterest expense.
Stable Net Interest Margin - Net interest margin was 6.63% for the three months ended June 30, 2023, compared to 6.65% for the three months ended March 31, 2023. Adjusted net interest margin (excluding credit card and SBA-PPP loans), of 4.06%, increased 25 basis points compared to 3.81% for the three months ended March 31, 2023.
•The average yield on interest earning assets increased 9 basis points compared to the first quarter 2023. The average yield on investment securities available for sale decreased 4 basis points to 1.99%, and the average yield on portfolio loans increased 1 basis point.
•The average rate on interest-bearing liabilities increased 20 basis points compared to the first quarter 2023. Increases in average rates include money market accounts increasing 39 basis points to 3.47% and time deposits increasing 37 basis points to 4.30%, while average balances increased $20.7 million and $47.0 million, respectively, compared to the first quarter 2023. The average rate on borrowed funds decreased 95 basis points to 3.07%, while average balances decreased $75.2 million compared to the first quarter 2023.
Deposits and Cost of Funds - Total deposits at June 30, 2023 decreased by $10.0 million, or 0.5%, compared to March 31, 2023.
•Total brokered time deposits of $128.7 million decreased $53.2 million, or 29.2%, compared to March 31, 2023. Excluding the decline in brokered time deposits during the quarter, total deposits increased $43.1 million, or 9.8% annualized.
•Average noninterest-bearing deposits increased 3.4% compared to March 31, 2023, and represented 36.0% of total average deposits at June 30, 2023.
•The elevated interest rate environment has driven up the cost of interest-bearing liabilities to 3.13% for the quarter ended June 30, 2023, compared to 2.93% for the first quarter 2023.
Robust Capital Positions - As of June 30, 2023, the Company reported a common equity tier 1 capital ratio of 14.96%, compared to 14.90% at March 31, 2023, and an allowance for credit losses to total loans ratio of 1.50%, compared to an allowance for credit losses to total loans ratio of 1.47% as March 31, 2023. Shares repurchased and retired during the three months ended June 30, 2023, as part of the Company's stock repurchase program totaled 138,407 shares at an average price of $16.72, for a total cost of $2.3 million including commissions. Tangible book value per common share grew 2.0% to $16.98 at June 30, 2023 when compared to March 31, 2023.

Liquidity - Total sources of available borrowings at June 30, 2023 totaled $665.8 million, including available collateralized lines of credit of $531.4 million, unsecured lines of credit with other banks of $76.0 million and unpledged investment securities available as collateral for potential additional borrowings of $58.5 million.
Commercial Bank
Continued Strong Portfolio Loan Growth - Portfolio loans, excluding credit cards, increased by $41.2 million, or 10.1% annualized, to $1.7 billion, gross, at June 30, 2023 compared to March 31, 2023. The increase in portfolio loans included $13.9 million from commercial real estate, $12.3 million from commercial and industrial, $9.3 million from residential real estate and $6.9 million from construction real estate.
Credit Metrics - Nonperforming assets ("NPAs") decreased 2 basis points to 0.71% of total assets at June 30, 2023 compared to 0.73% at March 31, 2023 as a result of a decrease in nonaccrual loans at June 30, 2023 to $15.7 million compared to $16.3 million at March 31, 2023. Included in nonperforming assets is a single $8.2 million, well-collateralized multi-unit residential real estate loan that was downgraded in the first quarter of 2023. At June 30, 2023 commercial real estate loans with office space exposure totaled $55.8 million, or 3.0% of total portfolio loans.
OpenSky®
Revenues - Total revenue of $19.9 million decreased $0.5 million from the first quarter 2023. Interest income of $15.2 million decreased $1.0 million from the first quarter 2023 as income from late charges decreased $0.7 million. Noninterest income of $4.7 million increased $0.5 million due to credit card fees as compared to the first quarter 2023.
Noninterest Expense - Total noninterest expense of $12.1 million increased $2.6 million from the first quarter 2023 due to marketing expense of $2.3 million related to the Company’s strategy for OpenSky® customer acquisition. During the second quarter 2023, the number of OpenSky® credit card accounts increased by 12,827 to 540,058.
Loan Balances - OpenSky® loan balances, net of reserves, of $122.9 million increased by $10.1 million, or 8.9% compared to the first quarter 2023. Corresponding deposit balances of $186.6 million increased $1.8 million, or 1.0%, compared to the first quarter 2023. Gross unsecured loan balances stood at $25.3 million at June 30, 2023 and $25.8 million at March 31, 2023.
OpenSky® Credit - Card delinquencies and utilization remained stable in the second quarter 2023 when compared to the first quarter 2023. The provision for credit losses increased $0.3 million compared to the first quarter 2023, driven primarily by higher loan balances.

2023 Highlights
Capital Bancorp
Earnings Summary - Net income of $17.1 million, or $1.20 per diluted share for the six months ended June 30, 2023 decreased $4.7 million compared to $21.7 million, or $1.52 per diluted share for the six months ended June 30, 2022.
•Improved interest income was offset by increased deposit costs that were a result of the rising interest rate environment and a shift within the portfolio from noninterest-bearing to interest-bearing deposits and increased time deposits and FHLB balances. Further, SBA-PPP income totaled $3.2 million for the six months ended June 30, 2022 with no comparable amount in 2023. A decline in card fees of $3.2 million resulted in lower total noninterest income of $12.7 million for the six months ended June 30, 2023, as compared to $16.7 million for the same period in 2022.
Balance Sheet Growth - Total assets of $2.2 billion at June 30, 2023 increased $73.0 million, or 3.4%, from June 30, 2022. Net portfolio loans increased $229.4 million, or 14.3% partially offset by a $131.5 million reduction in cash and cash equivalents. Total deposits of $1.9 billion at June 30, 2023 increased $45.4 million, or 2.4%, from June 30, 2022.
Performance and Efficiency Ratios - Annualized ROAA and ROAE were 1.59% and 14.60%, respectively, for the six months ended June 30, 2023 compared to 2.12% and 21.25%, respectively, for the six months ended June 30, 2022.
•The efficiency ratio was 67.60% for the six months ended June 30, 2023, compared to 63.52% for the six months ended June 30, 2022.
Net Interest Margin - Net interest margin was 6.64%, or 3.94% excluding credit card and SBA-PPP loans, for the six months ended June 30, 2023, compared to 6.93%, or 3.84% excluding credit card and SBA-PPP loans, for the six months ended June 30, 2022. The lower margin is a result of a 260 basis point increase in the cost of interest-bearing liabilities despite a 127 basis point increase in yield for portfolio loans as the average balances of portfolio loans increased $256.0 million.
Robust Capital Positions - As of June 30, 2023, the Company reported a common equity tier 1 capital ratio of 14.96%, compared to 15.55% at June 30, 2022, and an allowance for loan losses to total loans ratio of 1.50%, compared to 1.64% in 2022. Tangible book value per common share grew 14.7% to $16.98 at June 30, 2023 as compared to $14.80 at June 30, 2022.
Commercial Bank
Strong Portfolio Loan Growth - Portfolio loans, excluding credit cards, increased by $226.2 million, or 15.7% to $1.7 billion, gross, at June 30, 2023 compared to June 30, 2022. The increase in portfolio loans included $123.0 million from residential real estate, $65.3 million from commercial real estate and $40.3 million from commercial and industrial.
OpenSky®
Revenues - Total revenue of $40.2 million for the six months ended June 30, 2023, decreased $3.6 million as compared to the six months ended June 30, 2022. Interest income of $31.3 million in 2023 decreased $0.4 million compared to 2022 while noninterest income of $8.9 million decreased $3.2 million due primarily to a decrease in credit card fees resulting from a lower number of open customer accounts and balances.
Noninterest Expense - Total noninterest expense of $21.5 million for the six months ended June 30, 2023, decreased $3.3 million as compared to the six months ended June 30, 2022 including decreases in data processing expense of $2.4 million and outside service provider expense of $1.0 million.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			2Q23 vs 1Q23		2Q23 vs 2Q22
(in thousands except per share data)	June 30, 2023	March 31, 2023	June 30, 2022	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$45,080	$43,416	$36,556	$1,664	3.8%	$8,524	23.3%
Interest expense	9,740	8,929	1,156	811	9.1%	8,584	742.6%
Net interest income	35,340	34,487	35,400	853	2.5%	(60)	(0.2)%
Provision for credit losses	2,862	1,660	2,035	1,202	72.4%	827	40.6%
Noninterest income	6,687	6,026	8,362	661	11.0%	(1,675)	(20.0)%
Noninterest expense	29,592	26,203	27,130	3,389	12.9%	2,462	9.1%
Income before income taxes	9,573	12,650	14,597	(3,077)	(24.3)%	(5,024)	(34.4)%
Income tax expense	2,255	2,915	3,089	(660)	(22.6)%	(834)	(27.0)%
Net income	$7,318	$9,735	$11,508	$(2,417)	(24.8)%	$(4,190)	(36.4)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$12,435	$14,310	$16,632	$(1,875)	(13.1)%	$(4,197)	(25.2)%
Weighted average common shares - Basic	14,025	14,159	14,007	(134)	(0.9)%	18	0.1%
Weighted average common shares - Diluted	14,059	14,272	14,313	(213)	(1.5)%	(254)	(1.8)%
Earnings per share - Basic	$0.52	$0.69	$0.82	$(0.17)	(24.6)%	$(0.30)	(36.6)%
Earnings per share - Diluted	$0.52	$0.68	$0.80	$(0.16)	(23.5)%	$(0.28)	(35.0)%
Return on average assets (annualized)	1.34%	1.84%	2.23%	(0.50)%	(27.2)%	(0.89)%	(39.9)%
Return on average assets, excluding impact of SBA-PPP loans (annualized) (1)	1.34%	1.84%	2.04%	(0.50)%	(27.2)%	(0.70)%	(34.3)%
Return on average equity (annualized)	12.30%	16.98%	22.16%	(4.68)%	(27.6)%	(9.86)%	(44.5)%

	Six Months Ended
	June 30,
(in thousands except per share data)	2023	2022	$ Change	% Change
Earnings Summary
Interest income	$88,496	$70,957	$17,539	24.7%
Interest expense	18,669	2,226	16,443	738.7%
Net interest income	69,827	68,731	1,096	1.6%
Provision for credit losses	4,522	2,987	1,535	51.4%
Noninterest income	12,713	16,650	(3,937)	(23.6)%
Noninterest expense	55,795	54,232	1,563	2.9%
Income before income taxes	22,223	28,162	(5,939)	(21.1)%
Income tax expense	5,170	6,443	(1,273)	(19.8)%
Net income	$17,053	$21,719	$(4,666)	(21.5)%

Pre-tax pre-provision net revenue ("PPNR") (1)	$26,745	$31,149	$(4,404)	(14.1)%
Weighted average common shares - Basic	14,092	13,998	94	0.7%
Weighted average common shares - Diluted	14,210	14,323	(113)	(0.8)%
Earnings per share - Basic	$1.21	$1.55	$(0.34)	(21.9)%
Earnings per share - Diluted	$1.20	$1.52	$(0.32)	(21.1)%
Return on average assets (annualized)	1.59%	2.12%	(0.53)%	(25.0)%
Return on average assets, excluding impact of SBA-PPP loans (annualized) (1)	1.59%	1.86%	(0.27)%	(14.5)%
Return on average equity (annualized)	14.60%	21.25%	(6.65)%	(31.3)%

	Quarter Ended			Quarter Ended
	June 30,			March 31,	December 31,	September 30,
(in thousands except per share data)	2023	2022	% Change	2023	2022	2022
Balance Sheet Highlights
Assets	$2,227,866	$2,154,846	3.4%	$2,245,286	$2,123,655	$2,009,358
Investment securities available for sale	208,464	226,509	(8.0)%	255,762	252,481	269,620
Mortgage loans held for sale	10,146	11,708	(13.3)%	9,620	7,416	6,875
SBA-PPP loans, net of fees	1,090	15,864	(93.1)%	2,037	2,163	2,662
Portfolio loans receivable (2)	1,837,041	1,607,677	14.3%	1,786,109	1,728,592	1,648,001
Allowance for credit losses	27,495	26,419	4.1%	26,216	26,385	26,091
Deposits	1,934,361	1,888,920	2.4%	1,944,374	1,758,072	1,737,591
FHLB borrowings	22,000	22,000	—%	32,000	107,000	22,000
Other borrowed funds	12,062	12,062	—%	12,062	12,062	12,062
Total stockholders' equity	237,435	207,316	14.5%	234,517	224,015	214,005
Tangible common equity (1)	237,435	207,316	14.5%	234,517	224,015	214,005

Common shares outstanding	13,981	14,010	(0.2)%	14,083	14,139	14,039
Tangible book value per share (1)	$16.98	$14.80	14.7%	$16.65	$15.84	$15.24
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.
(2) Loans are reflected net of deferred fees and costs.

Operating Results - Comparison of Three Months Ended June 30, 2023 and 2022
For the three months ended June 30, 2023, net interest income of $35.3 million decreased slightly from $35.4 million in the same period in 2022, primarily due to significant increases in the cost of funding partially offset by increased average balances of $268.1 million in portfolio loans combined with a 64 basis point increase in yield for portfolio loans. The net interest margin decreased 43 basis points to 6.63% for the three months ended June 30, 2023, from the same period in 2022 as the increase in the costs of deposits, including money market accounts and time deposits, outpaced the increase in portfolio loan yields, including credit cards. Further SBA-PPP income totaled $1.1 million for the three months ended June 30, 2022 with no comparable amount in 2023. Net interest margin, excluding credit card and SBA-PPP loans, increased to 4.06% for the three months ended June 30, 2023, compared to 3.86% for the same period in 2022.
For the three months ended June 30, 2023, average interest earning assets increased $125.0 million, or 6.2%, to $2.1 billion as compared to the same period in 2022, and the average yield on interest earning assets increased 117 basis points. Compared to the same period in the prior year, average interest-bearing liabilities increased $218.5 million, or 21.2%, and the average cost of interest-bearing liabilities increased to 3.13%, a 268 basis point increase from 0.45%.
For the three months ended June 30, 2023, the provision for credit losses was $2.9 million, an increase of $0.8 million from the same period in 2022. Contributors to the increase in the provision were loan portfolio growth and change in credit card mix from fully secured to partially or fully unsecured. Net charge-offs for the three months ended June 30, 2023, were $1.6 million, or 0.35% on an annualized basis of average portfolio loans, compared to $0.9 million, or 0.23% on an annualized basis of average loans for the same period in 2022. Of the $1.6 million in net charge-offs during the quarter, $1.5 million related to secured and partially secured cards in the credit card portfolio and $0.1 million related to unsecured cards.
For the three months ended June 30, 2023, noninterest income of $6.7 million decreased $1.7 million, or 20.0%, from the same period in 2022. Credit card fees declined by $1.5 million as the number of open customer accounts declined year over year, which resulted in lower interchange and other fee income compared to the prior year quarter.
Credit card loan balances, net of reserves, decreased by $19.2 million to $122.9 million as of June 30, 2023, from $142.2 million at June 30, 2022. The related deposit account balances decreased 12.9% to $186.6 million at June 30, 2023 when compared to $214.1 million at June 30, 2022 reflecting the reduction in the number of open customer accounts year over year.
The efficiency ratio for the three months ended June 30, 2023, was 70.41% compared to 62.00% for the three months ended June 30, 2022. The change was due primarily to a decline in noninterest income from credit card fees and an increase in noninterest expense from salaries and employee benefits.
For the three months ended June 30, 2023, noninterest expense of $29.6 million increased $2.5 million, or 9.1%, from the same period in 2022. The increase was primarily driven by increased salaries and employee benefits of $2.1 million.

Operating Results - Comparison of Six Months Ended June 30, 2023 and 2022
For the six months ended June 30, 2023, net interest income of $69.8 million increased $1.1 million, or 1.6%, from the same period in 2022, primarily due to increased average balances of $256.0 million in portfolio loans combined with the 82 basis point increase in yield for portfolio loans offset by significant increases in the cost of funding. The net interest margin decreased 29 basis points to 6.64% for the six months ended June 30, 2023, from the same period in 2022. Net interest margin, excluding credit card and SBA-PPP loans, was 3.94% for the six months ended June 30, 2023, compared to 3.84% for the same period in 2022.
For the six months ended June 30, 2023, average interest earning assets increased $119.3 million, or 6.0%, to $2.1 billion as compared to the same period in 2022, and the average yield on interest earning assets increased 127 basis points. Compared to the same period in the prior year, average interest-bearing liabilities increased $203.8 million, or 19.6%, while the cost of interest-bearing liabilities increased 260 basis points to 3.03% from 0.43%.
For the six months ended June 30, 2023, the provision for credit losses was $4.5 million, an increase of $1.5 million from the prior year, attributable primarily to the credit card portfolio. Net charge-offs for the six months ended June 30, 2023, were $4.2 million, or 0.48% annualized of average portfolio loans, compared to $1.7 million, or 0.23% annualized of average portfolio loans, for the same period in 2022. The $4.2 million in net charge-offs during the six months ended June 30, 2023, was comprised primarily of credit card portfolio net charge-offs with $2.6 million related to secured and partially secured cards while $0.7 million was related to unsecured cards.
For the six months ended June 30, 2023, noninterest income of $12.7 million decreased $3.9 million, or 23.6%, from the same period in 2022. The decrease was primarily driven by the decline in credit card fees of $3.2 million as the number of open customer accounts declined to 540,058 at June 30, 2023 from 616,435 year over year, which resulted in lower interchange and other fee income recognized compared to the prior year. The elevated interest rate environment continues to put pressure on the mortgage market, resulting in declines in home loan sales and home loan refinances, which has resulted in a $0.8 million decrease in mortgage banking revenue compared to the prior year.
The efficiency ratio for the six months ended June 30, 2023, was 67.60% compared to 63.52% for the six months ended June 30, 2022.
For the six months ended June 30, 2023, noninterest expense of $55.8 million increased $1.6 million, or 2.9%, from the same period in 2022. The increase was primarily driven by a $4.3 million, or 21.2%, increase in salaries and benefits, partially offset by a $2.5 million, or 15.8%, decrease in data processing expense. The decrease of $2.5 million in data processing expense was the result of a contract renegotiation entered into in the first quarter 2022 in the OpenSky® Division as well as fewer average open cards during the period.

Financial Condition
Total assets at June 30, 2023 were $2.2 billion, a decrease of $17.4 million, or 0.8%, from the balance at March 31, 2023 and an increase of $73.0 million, or 3.4%, from the balance at June 30, 2022. Net portfolio loans, which exclude mortgage loans held for sale and SBA-PPP loans, totaled $1.8 billion at June 30, 2023, an increase of $50.9 million, up 2.9% or 11.4% annualized, compared to March 31, 2023, and an increase of $229.4 million, or 14.3%, compared to $1.6 billion at June 30, 2022.
The Company recorded a provision for credit losses of $4.5 million during the six months ended June 30, 2023, which increased the allowance for credit losses to $27.5 million, or 1.5% of total loans at June 30, 2023, representing an increase of $1.3 million or 4.9%, from the balance at March 31, 2023. Nonperforming assets, which were comprised solely of nonperforming loans as of June 30, 2023, were $15.7 million, or 0.71% of total assets, down from $16.3 million, or 0.73% of total assets at March 31, 2023 and up from $7.3 million, or 0.34% of total assets at June 30, 2022.
Deposits were $1.9 billion at June 30, 2023, a slight decrease of $10.0 million, or 0.5%, from the balance at March 31, 2023 and an increase of $45.4 million, or 2.4%, from the balance at June 30, 2022. Average deposits of $1.9 billion for the three months ended June 30, 2023, increased $110.4 million, or 6.2%, as compared to the three months ended March 31, 2023. Rising interest rates have resulted in some customers moving balances from noninterest-bearing deposit accounts to interest-bearing deposit accounts. As a result of the migration, average noninterest-bearing deposit balances decreased $131.2 million to $676.4 million for the three months ended June 30, 2023, as compared to the three months ended June 30, 2022. These deposits represented 35.8% of total deposits at June 30, 2023 compared to 44.6% at June 30, 2022. Uninsured deposits were approximately $860.4 million as of June 30, 2023, representing 44.5% of the Company's deposit portfolio, compared to $888.9 million, or 45.7%, at March 31, 2023, and $915.0 million, or 48.4%, at June 30, 2022.
Stockholders’ equity increased to $237.4 million as of June 30, 2023, compared to $234.5 million at March 31, 2023 and $207.3 million at June 30, 2022. Shares repurchased and retired through June 30, 2023 as part of the Company's stock repurchase program totaled 285,344 shares at an average price of $17.65, for a total cost of $5.0 million including commissions. As of June 30, 2023, the Bank's capital ratios continued to exceed the regulatory requirements for a “well-capitalized” institution.

Consolidated Statements of Income (Unaudited)
	Three Months Ended					Six Months Ended
(in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	June 30, 2023	June 30, 2022
Interest income
Loans, including fees	$42,991	$41,275	$38,763	$36,451	$35,304	$84,266	$69,193
Investment securities available for sale	1,266	1,377	1,402	1,362	779	2,643	1,149
Federal funds sold and other	823	764	1,183	527	473	1,587	615
Total interest income	45,080	43,416	41,348	38,340	36,556	88,496	70,957

Interest expense
Deposits	9,409	7,754	4,377	1,386	964	17,163	1,847
Borrowed funds	331	1,175	1,772	277	192	1,506	379
Total interest expense	9,740	8,929	6,149	1,663	1,156	18,669	2,226

Net interest income	35,340	34,487	35,199	36,677	35,400	69,827	68,731
Provision for credit losses	2,862	1,660	2,384	1,260	2,035	4,522	2,987
Net interest income after provision for credit losses	32,478	32,827	32,815	35,417	33,365	65,305	65,744

Noninterest income
Service charges on deposits	245	229	222	199	183	474	346
Credit card fees	4,706	4,210	4,314	5,524	6,210	8,916	12,134
Mortgage banking revenue	1,332	1,155	554	969	1,528	2,487	3,318
Other income	404	432	471	416	441	836	852
Total noninterest income	6,687	6,026	5,561	7,108	8,362	12,713	16,650

Noninterest expenses
Salaries and employee benefits	12,143	12,554	11,769	10,747	10,071	24,697	20,381
Occupancy and equipment	1,536	1,213	1,388	1,138	1,313	2,749	2,339
Professional fees	2,608	2,374	2,426	3,848	2,417	4,982	4,738
Data processing	6,559	6,530	6,697	7,178	7,266	13,089	15,542
Advertising	2,646	517	726	1,632	2,223	3,163	3,862
Loan processing	660	349	350	625	335	1,009	727
Foreclosed real estate expenses, net	—	6	—	—	—	6	—
Other operating	3,440	2,660	3,378	2,926	3,505	6,100	6,643
Total noninterest expenses	29,592	26,203	26,734	28,094	27,130	55,795	54,232
Income before income taxes	9,573	12,650	11,642	14,431	14,597	22,223	28,162
Income tax expense	2,255	2,915	2,651	3,336	3,089	5,170	6,443
Net income	$7,318	$9,735	$8,991	$11,095	$11,508	$17,053	$21,719

Consolidated Balance Sheets
	(unaudited)	(unaudited)	(audited)	(unaudited)	(unaudited)
(in thousands except share data)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Assets
Cash and due from banks	$18,619	$14,477	$19,963	$14,774	$14,776
Interest-bearing deposits at other financial institutions	100,343	125,448	39,764	20,867	234,823
Federal funds sold	376	462	20,688	1,421	1,285
Total cash and cash equivalents	119,338	140,387	80,415	37,062	250,884
Investment securities available for sale	208,464	255,762	252,481	269,620	226,509
Marketable equity securities	—	—	—	232	245
Restricted investments	3,803	4,215	7,362	3,627	3,615
Loans held for sale	10,146	9,620	7,416	6,875	11,708
U.S. Small Business Administration (“SBA”) Payroll Protection Program (“PPP”) loans receivable, net of fees and costs	1,090	2,037	2,163	2,662	15,864
Portfolio loans receivable, net of deferred fees and costs	1,837,041	1,786,109	1,728,592	1,648,001	1,607,677
Less allowance for credit losses	(27,495)	(26,216)	(26,385)	(26,091)	(26,419)
Total portfolio loans held for investment, net	1,809,546	1,759,893	1,702,207	1,621,910	1,581,258
Premises and equipment, net	5,494	5,367	3,386	3,212	3,315
Accrued interest receivable	10,155	9,985	9,489	7,890	7,276
Deferred tax asset	13,616	12,898	13,777	14,047	12,929
Bank owned life insurance	37,041	36,781	36,524	36,267	36,011
Other assets	9,173	8,341	8,435	5,954	5,232
Total assets	$2,227,866	$2,245,286	$2,123,655	$2,009,358	$2,154,846

Liabilities
Deposits
Noninterest-bearing	$693,129	$705,801	$674,313	$806,033	$842,363
Interest-bearing	1,241,232	1,238,573	1,083,759	931,558	1,046,557
Total deposits	1,934,361	1,944,374	1,758,072	1,737,591	1,888,920
Federal Home Loan Bank advances	22,000	32,000	107,000	22,000	22,000
Other borrowed funds	12,062	12,062	12,062	12,062	12,062
Accrued interest payable	3,029	1,977	1,031	481	300
Other liabilities	18,979	20,356	21,475	23,219	24,248
Total liabilities	1,990,431	2,010,769	1,899,640	1,795,353	1,947,530

Stockholders' equity
Common stock	140	141	141	140	140
Additional paid-in capital	55,856	57,277	58,190	56,532	55,762
Retained earnings	197,490	191,058	182,435	174,916	164,750
Accumulated other comprehensive loss	(16,051)	(13,959)	(16,751)	(17,583)	(13,336)
Total stockholders' equity	237,435	234,517	224,015	214,005	207,316
Total liabilities and stockholders' equity	$2,227,866	$2,245,286	$2,123,655	$2,009,358	$2,154,846

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended June 30, 2023			Three Months Ended March 31, 2023			Three Months Ended June 30, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$66,401	$733	4.43%	$62,566	$615	3.99%	$218,251	$429	0.79%
Federal funds sold	1,638	20	4.90	2,054	18	3.62	1,655	2	0.48
Investment securities available for sale	255,057	1,266	1.99	274,685	1,377	2.03	215,172	779	1.45
Restricted investments	4,185	71	6.80	7,346	130	7.17	3,854	42	4.37
Loans held for sale	7,047	111	6.32	4,695	77	6.65	11,447	134	4.70
SBA-PPP loans receivable	1,808	7	1.55	2,099	8	1.50	28,870	1,120	15.56
Portfolio loans receivable(2)	1,800,800	42,872	9.55	1,750,539	41,191	9.54	1,532,671	34,050	8.91
Total interest earning assets	2,136,936	45,080	8.46	2,103,984	43,416	8.37	2,011,920	36,556	7.29
Noninterest earning assets	47,415			40,265			56,298
Total assets	$2,184,351			$2,144,249			$2,068,218

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$207,264	67	0.13	$186,184	70	0.15	$259,192	38	0.06
Savings	5,822	2	0.14	6,502	1	0.05	9,913	1	0.04
Money market accounts	625,515	5,411	3.47	604,864	4,587	3.08	566,303	396	0.28
Time deposits	366,421	3,929	4.30	319,449	3,096	3.93	160,279	529	1.32
Borrowed funds	43,183	331	3.07	118,379	1,175	4.02	34,062	192	2.27
Total interest-bearing liabilities	1,248,205	9,740	3.13	1,235,378	8,929	2.93	1,029,749	1,156	0.45
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	21,104			22,355			22,647
Noninterest-bearing deposits	676,358			654,025			807,558
Stockholders’ equity	238,684			232,491			208,264
Total liabilities and stockholders’ equity	$2,184,351			$2,144,249			$2,068,218

Net interest spread			5.33%			5.44%			6.84%
Net interest income		$35,340			$34,487			$35,400
Net interest margin(3)			6.63%			6.65%			7.06%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended June 30, 2023, March 31, 2023, and June 30, 2022, collectively, SBA-PPP loans and credit card loans accounted for 257, 283 and 320 basis points of the reported net interest margin, respectively.

	Six Months Ended June 30,
	2023			2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$64,494	$1,348	4.21%	$208,043	$530	0.51%
Federal funds sold	1,845	38	4.15	3,148	2	0.13
Investment securities available for sale	264,817	2,643	2.01	197,965	1,149	1.17
Restricted investments	5,757	201	7.04	3,810	83	4.39
Loans held for sale	5,878	188	6.45	12,467	245	3.96
SBA-PPP loans receivable	1,953	15	1.55	55,917	3,186	11.49
Portfolio loans receivable(2)	1,775,809	84,063	9.55	1,519,857	65,762	8.73
Total interest earning assets	2,120,553	88,496	8.42	2,001,207	70,957	7.15
Noninterest earning assets	43,858			61,533
Total assets	$2,164,411			$2,062,740

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$196,782	137	0.14	$276,490	74	0.05
Savings	6,160	3	0.10	9,098	3	0.07
Money market accounts	615,247	9,998	3.28	552,858	697	0.25
Time deposits	343,065	7,025	4.13	165,485	1,073	1.31
Borrowed funds	80,573	1,506	3.77	34,062	379	2.24
Total interest-bearing liabilities	1,241,827	18,669	3.03	1,037,993	2,226	0.43
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	21,726			23,397
Noninterest-bearing deposits	665,253			795,221
Stockholders’ equity	235,605			206,129
Total liabilities and stockholders’ equity	$2,164,411			$2,062,740

Net interest spread			5.39%			6.72%
Net interest income		$69,827			$68,731
Net interest margin(3)			6.64%			6.93%
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the six months ended June 30, 2023 and 2022, collectively, SBA-PPP loans and credit card loans accounted for 270 and 309 basis points of the reported net interest margin, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, Capital Bank Home Loans (the Company’s mortgage loan division), OpenSky® (the Company’s credit card division) and the Corporate Office. The following schedule presents financial information for each reportable segment for the three and six months ended June 30, 2023 and June 30, 2022.

Segments
For the three months ended June 30, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$28,742	$111	$15,168	$1,134	$(75)	$45,080
Interest expense	9,537	42	—	236	(75)	9,740
Net interest income	19,205	69	15,168	898	—	35,340
Provision for credit losses	735	—	2,127	—	—	2,862
Net interest income after provision	18,470	69	13,041	898	—	32,478
Noninterest income	810	1,161	4,714	2	—	6,687
Noninterest expense(1)	15,918	1,481	12,059	134	—	29,592
Net income (loss) before taxes	$3,362	$(251)	$5,696	$766	$—	$9,573

Total assets	$2,047,400	$10,605	$116,123	$260,309	$(206,571)	$2,227,866

For the three months ended March 31, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$26,300	$77	$16,130	$978	$(69)	$43,416
Interest expense	8,739	30	—	229	(69)	8,929
Net interest income	17,561	47	16,130	749	—	34,487
Provision (release of provision) for credit losses	(161)	—	1,821	—	—	1,660
Net interest income after provision	17,722	47	14,309	749	—	32,827
Noninterest income	489	1,327	4,210	—	—	6,026
Noninterest expense(1)	14,980	1,581	9,450	192	—	26,203
Net income (loss) before taxes	$3,231	$(207)	$9,069	$557	$—	$12,650

Total assets	$2,074,634	$10,193	$106,761	$257,048	$(203,350)	$2,245,286

For the three months ended June 30, 2022
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$18,912	$134	$16,780	$758	$(28)	$36,556
Interest expense	952	64	—	168	(28)	1,156
Net interest income	17,960	70	16,780	590	—	35,400
Provision for loan losses	—	—	2,035	—	—	2,035
Net interest income after provision	17,960	70	14,745	590	—	33,365
Noninterest income	526	1,626	6,210	—	—	8,362
Noninterest expense(1)	12,859	2,217	11,940	114	—	27,130
Net income (loss) before taxes	$5,627	$(521)	$9,015	$476	$—	$14,597

Total assets	$1,958,893	$12,257	$137,180	$226,950	$(180,434)	$2,154,846
________________________
(1)     Noninterest expense includes $5.9 million, $5.9 million and $6.7 million in data processing expense in OpenSky’s® segment for the three months ended June 30, 2023 March 31, 2023, and June 30, 2022, respectively.
(2)    The Corporate segment invests idle cash in revenue-producing assets including interest-bearing cash accounts, loan participations and other appropriate investments for the Company.

Segments
For the six months ended June 30, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$55,042	$188	$31,298	$2,112	$(144)	$88,496
Interest expense	18,276	72	—	465	(144)	18,669
Net interest income	36,766	116	31,298	1,647	—	69,827
Provision for credit losses	574	—	3,948	—	—	4,522
Net interest income after provision	36,192	116	27,350	1,647	—	65,305
Noninterest income	1,299	2,488	8,924	2	—	12,713
Noninterest expense(1)	30,898	3,062	21,509	326	—	55,795
Net income (loss) before taxes	$6,593	$(458)	$14,765	$1,323	$—	$22,223

Total assets	$2,047,400	$10,605	$116,123	$260,309	$(206,571)	$2,227,866

For the six months ended June 30, 2022
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$37,412	$245	$31,720	$1,645	$(65)	$70,957
Interest expense	1,805	145	—	341	(65)	2,226
Net interest income	35,607	100	31,720	1,304	—	68,731
Provision for loan losses	—	—	2,987	—	—	2,987
Net interest income after provision	35,607	100	28,733	1,304	—	65,744
Noninterest income	1,083	3,433	12,134	—	—	16,650
Noninterest expense(1)	24,922	4,316	24,822	172	—	54,232
Net income (loss) before taxes	$11,768	$(783)	$16,045	$1,132	$—	$28,162

Total assets	$1,958,893	$12,257	$137,180	$226,950	$(180,434)	$2,154,846
(1)     Noninterest expense includes $11.9 million and $14.3 million in data processing expense in OpenSky’s® segment for the six months ended June 30, 2023 and 2022, respectively.
(2)    The Corporate segment invests idle cash in revenue-producing assets including interest-bearing cash accounts, loan participations and other appropriate investments for the Company.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands except per share data)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Earnings:
Net income	$7,318	$9,735	$8,991	$11,095	$11,508
Earnings per common share, diluted	0.52	0.68	0.62	0.77	0.80
Net interest margin	6.63%	6.65%	6.64%	7.24%	7.06%
Net interest margin, excluding credit cards & SBA-PPP loans (1)	4.06%	3.81%	3.91%	4.16%	3.86%
Return on average assets(2)	1.34%	1.84%	1.67%	2.15%	2.23%
Return on average assets, excluding impact of SBA-PPP loans (1)(2)	1.34%	1.84%	1.67%	2.10%	2.04%
Return on average equity(2)	12.30%	16.98%	16.18%	20.32%	22.16%
Efficiency ratio	70.41%	64.68%	65.59%	64.16%	62.00%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$1,837,041	$1,786,109	$1,728,592	$1,648,001	$1,607,677
Total deposits	1,934,361	1,944,374	1,758,072	1,737,591	1,888,920
Total assets	2,227,866	2,245,286	2,123,655	2,009,358	2,154,846
Total stockholders' equity	237,435	234,517	224,015	214,005	207,316

Asset Quality Ratios:
Nonperforming assets to total assets	0.71%	0.73%	0.46%	0.43%	0.34%
Nonperforming assets to total assets, excluding the SBA-PPP loans (1)	0.71%	0.73%	0.46%	0.43%	0.34%
Nonperforming loans to total loans	0.85%	0.91%	0.56%	0.52%	0.45%
Nonperforming loans to portfolio loans (1)	0.86%	0.91%	0.56%	0.52%	0.46%
Net charge-offs to average portfolio loans (1)(2)	0.35%	0.61%	0.49%	0.39%	0.23%
Allowance for credit losses to total loans	1.50%	1.47%	1.52%	1.58%	1.64%
Allowance for credit losses to portfolio loans (1)	1.50%	1.47%	1.53%	1.58%	1.64%
Allowance for credit losses to non-performing loans	175.03%	160.91%	270.46%	303.76%	360.06%

Bank Capital Ratios:
Total risk based capital ratio	14.08%	14.09%	14.21%	14.65%	14.34%
Tier 1 risk based capital ratio	12.82%	12.84%	12.95%	13.39%	13.09%
Leverage ratio	9.77%	9.78%	9.47%	9.60%	9.11%
Common equity Tier 1 capital ratio	12.82%	12.84%	12.95%	13.39%	13.09%
Tangible common equity	8.93%	8.79%	8.85%	9.00%	8.17%
Holding Company Capital Ratios:
Total risk based capital ratio	16.81%	16.75%	16.33%	17.41%	17.66%
Tier 1 risk based capital ratio	14.96%	14.90%	15.13%	15.49%	15.70%
Leverage ratio	11.50%	11.47%	11.24%	11.31%	10.93%
Common equity Tier 1 capital ratio	14.96%	14.90%	15.00%	15.36%	15.55%
Tangible common equity	10.66%	10.44%	10.55%	10.65%	9.62%

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands except per share data)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Composition of Loans:
SBA-PPP loans, net	$1,090	$2,037	$2,163	$2,662	$15,864
Commercial real estate	674,141	660,218	664,551	626,030	608,646
Residential real estate	$555,133	$545,899	$484,735	$466,849	$430,244
Construction real estate	258,400	251,494	238,099	235,045	241,249
Commercial and industrial	233,598	221,258	220,221	192,207	193,262
Credit card, net of reserve(3)	122,925	112,860	128,434	136,658	142,166
Other consumer loans	1,187	1,578	1,179	1,055	856
Portfolio loans receivable	$1,845,384	$1,793,307	$1,737,219	$1,657,844	$1,616,423
Deferred origination fees, net	(8,343)	(7,198)	(8,627)	(9,843)	(8,746)
Portfolio loans receivable, net	$1,837,041	$1,786,109	$1,728,592	$1,648,001	$1,607,677

Composition of Deposits:
Noninterest-bearing	$693,129	$705,801	$674,313	$806,033	$842,363
Interest-bearing demand	243,095	219,685	207,836	252,135	305,377
Savings	5,816	5,835	7,530	8,861	10,078
Money markets	631,148	632,087	574,978	518,184	570,298
Brokered time deposits	128,665	181,820	131,819	—	—
Other time deposits	232,508	199,146	161,596	152,378	160,804
Total deposits	$1,934,361	$1,944,374	$1,758,072	$1,737,591	$1,888,920

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$61,480	$44,448	$43,956	$60,516	$84,417
Mortgage loans sold	49,231	40,483	43,415	65,349	89,745
Gain on sale of loans	1,262	1,223	912	1,340	1,918
Purchase volume as a % of originations	93.12%	90.72%	88.94%	81.85%	85.23%
Gain on sale as a % of loans sold(4)	2.56%	3.02%	2.10%	2.05%	2.14%
Mortgage commissions	$621	$378	$451	$587	$772

OpenSky® Portfolio Metrics:
Open customer accounts	540,058	527,231	533,855	576,844	616,435
Secured credit card loans, gross	$100,218	$89,078	$104,157	$111,842	$118,938
Unsecured credit card loans, gross	25,254	25,782	26,795	27,335	25,641
Noninterest secured credit card deposits	186,566	184,809	187,412	201,277	214,110
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(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Annualized.
(3)Credit card loans are presented net of reserve for interest and fees.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

Return on Average Assets, as Adjusted	Quarters Ended
(in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

Net Income	$7,318	$9,735	$8,991	$11,095	$11,508
Less: SBA-PPP loan income	7	8	28	263	1,120
Net Income, as Adjusted	$7,311	$9,727	$8,963	$10,832	$10,388
Average Total Assets	2,184,351	2,144,249	2,136,156	2,049,078	2,068,218
Less: Average SBA-PPP Loans	1,808	2,099	2,435	5,906	28,870
Average Total Assets, as Adjusted	$2,182,543	$2,142,150	$2,133,721	$2,043,172	$2,039,348
Return on Average Assets, as Adjusted	1.34%	1.84%	1.67%	2.10%	2.04%

Return on Average Assets, as Adjusted	Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022

Net Income	$17,053	$21,719
Less: SBA-PPP loan income	15	3,186
Net Income, as Adjusted	$17,038	$18,533
Average Total Assets	2,164,411	2,062,740
Less: Average SBA-PPP Loans	1,953	55,917
Average Total Assets, as Adjusted	$2,162,458	$2,006,823
Return on Average Assets, as Adjusted	1.59%	1.81%

Net Interest Margin, as Adjusted	Quarters Ended
(in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

Net Interest Income	$35,340	$34,487	$35,199	$36,677	$35,400
Less Credit card loan income	14,818	15,809	15,717	16,768	16,376
Less SBA-PPP loan income	7	8	28	263	1,120
Net Interest Income, as Adjusted	$20,515	$18,670	$19,454	$19,646	$17,904
Average Interest Earning Assets	2,136,936	2,103,984	2,101,617	2,010,070	2,011,920
Less Average credit card loans	110,574	115,850	124,120	132,246	124,548
Less Average SBA-PPP loans	1,808	2,099	2,435	5,906	28,870
Total Average Interest Earning Assets, as Adjusted	$2,024,554	$1,986,035	$1,975,062	$1,871,918	$1,858,502
Net Interest Margin, as Adjusted	4.06%	3.81%	3.91%	4.16%	3.86%

Net Interest Margin, as Adjusted	Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022

Net Interest Income	$69,827	$68,731
Less Credit card loan income	30,627	30,863
Less SBA-PPP loan income	15	3,186
Net Interest Income, as Adjusted	$39,185	$34,682
Average Interest Earning Assets	2,120,553	2,001,207
Less Average credit card loans	113,197	124,735
Less Average SBA-PPP loans	1,953	55,917
Total Average Interest Earning Assets, as Adjusted	$2,005,403	$1,820,555
Net Interest Margin, as Adjusted	3.94%	3.84%

Appendix

Reconciliation of Non-GAAP Measures

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarters Ended
(in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

Net income	$7,318	$9,735	$8,991	$11,095	$11,508
Add: Income Tax Expense	2,255	2,915	2,651	3,336	3,089
Add: Provision for Credit Losses	2,862	1,660	2,384	1,260	2,035
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$12,435	$14,310	$14,026	$15,691	$16,632

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Six Months Ended
(in thousands)	June 30, 2023	June 30, 2022

Net income	$17,053	$21,719
Add: Income Tax Expense	5,170	6,443
Add: Provision for Credit Losses	4,522	2,987
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$26,745	$31,149

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Credit Losses to Total Portfolio Loans	Quarters Ended
(in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

Allowance for Credit Losses	$27,495	$26,216	$26,385	$26,091	$26,419
Total Loans	1,838,131	1,788,146	1,730,755	1,650,663	1,623,541
Less: SBA-PPP loans	1,090	2,037	2,163	2,662	15,864
Total Portfolio Loans	$1,837,041	$1,786,109	$1,728,592	$1,648,001	$1,607,677
Allowance for Credit Losses to Total Portfolio Loans	1.50%	1.47%	1.53%	1.58%	1.64%

Nonperforming Assets to Total Assets, net SBA-PPP Loans	Quarters Ended
(in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

Total Nonperforming Assets	$15,709	$16,293	$9,756	$8,589	$7,338
Total Assets	2,227,866	2,245,286	2,123,655	2,009,358	2,154,846
Less: SBA-PPP loans	1,090	2,037	2,163	2,662	15,864
Total Assets, net SBA-PPP Loans	$2,226,776	$2,243,249	$2,121,492	$2,006,696	$2,138,982
Nonperforming Assets to Total Assets, net SBA-PPP Loans	0.71%	0.73%	0.46%	0.43%	0.34%

Nonperforming Loans to Total Portfolio Loans	Quarters Ended
(in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

Total Nonperforming Loans	$15,709	$16,293	$9,756	$8,589	$7,338
Total Loans	1,838,131	1,788,146	1,730,755	1,650,663	1,623,541
Less: SBA-PPP loans	1,090	2,037	2,163	2,662	15,864
Total Portfolio Loans	$1,837,041	$1,786,109	$1,728,592	$1,648,001	$1,607,677
Nonperforming Loans to Total Portfolio Loans	0.86%	0.91%	0.56%	0.52%	0.46%

Net Charge-offs to Average Portfolio Loans	Quarters Ended
(in thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

Total Net Charge-offs	$1,583	$2,633	$2,090	$1,588	$868
Total Average Loans	1,802,608	1,752,638	1,677,869	1,607,452	1,561,541
Less: Average SBA-PPP loans	1,808	2,099	2,435	5,906	28,870
Total Average Portfolio Loans	$1,800,800	$1,750,539	$1,675,434	$1,601,546	$1,532,671
Net Charge-offs to Average Portfolio Loans	0.35%	0.61%	0.49%	0.39%	0.23%

Tangible Book Value per Share	Quarters Ended
(in thousands, except per share amounts)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022

Total Stockholders' Equity	$237,435	$234,517	$224,015	$214,005	$207,316
Less: Preferred equity	—	—	—	—	—
Less: Intangible assets	—	—	—	—	—
Tangible Common Equity	$237,435	$234,517	$224,015	$214,005	$207,316
Period End Shares Outstanding	13,981,414	14,082,657	14,138,829	14,038,599	14,010,158
Tangible Book Value per Share	$16.98	$16.65	$15.84	$15.24	$14.80

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fourth largest bank headquartered in Maryland at June 30, 2023. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $2.2 billion at June 30, 2023 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine; the magnitude and duration of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Jay Walker (301) 468-8848 x1223
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com